UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 19, 2011

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	Anchor Bancorp’s (“Company”) first Annual Meeting Shareholders (“Annual Meeting”) was held on October 19, 2011.

(b)
There were a total of 2,550,000 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,219,888 shares of common stock were represented in person or by proxy, therefore a quorum was present.

The results of the vote for the proposals presented at the Annual Meeting were as follows:

Proposal 1.  Election of Directors.  The following individuals were elected as directors for the terms as indicated:

	FOR		WITHHELD		BROKER NON- VOTES
	No. of votes	Percentage of shares present	No. of Votes	Percentage of shares present	No. of votes
One-Year Term

Douglas A. Kay	1,269,498	81.2	294,433	18.8	655,957
George W. Donovan	1,350,243	86.3	213,688	13.7	655,957
Terri L. Degner	1,350,043	86.3	213,888	13.7	655,957

Two-Year Term

James A. Boora	793,692	50.7	770,239	49.3	655,957
William K. Foster	1,350,243	86.3	213,688	13.7	655,957
Dennis C. Morrisette	1,273,443	81.4	290,488	18.6	655,957

Three-Year Term

Robert D. Ruecker	1,350,243	86.3	213,688	13.7	655,957
Jerald L. Shaw	1,350,043	86.3	213,888	13.7	655,957

Based on the votes set forth above, Douglas A. Kay, George W. Donovan and Terri L. Degner were each declared to be duly elected directors for a one-year term; James A. Boora, William K. Foster and Dennis C. Morrisette were each declared to be duly elected directors for a two-year term; and Robert D. Ruecker and Jerald L. Shaw were each declared to be duly elected directors for a three-year term; each to serve such terms until their respective successors have been duly elected and qualified.

Proposal 2.   Ratification of the appointment of Moss Adams LLP as the Company’s independent auditors for the year ending June 30, 2012.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
2,041,534	30,752	147,602	--

Based on the votes set forth above, the appointment of Moss Adams LLP as the Company’s independent auditors to serve for the year ending June 30, 2012 was duly ratified by the shareholders.

(c)           None.

(d)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

Date: October 24, 2011	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer

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